UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan		49351
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2012, the Compensation Committee of the Board of Directors (the “Board”) of Wolverine World Wide, Inc. (the “Company”) approved the following supplemental grants of restricted stock to the named executive officers listed below in recognition of the significant time and effort devoted to and resulting in the successful closing of the Company’s acquisition of the Performance + Lifestyle Group of Collective Brands, Inc.

•	Donald T. Grimes, Senior Vice President, Chief Financial Officer and Treasurer – 6,000 shares of restricted stock

•	James D. Zwiers, Senior Vice President and President, Outdoor Group – 3,000 shares of restricted stock

•	Pamela L. Linton, Senior Vice President of Global Human Resources – 1,500 shares of restricted stock

In addition, upon the recommendation of the Compensation Committee, the independent directors of the Board approved a supplemental grant of 18,000 shares of restricted stock to Blake W. Krueger, Chairman of the Board, Chief Executive Officer and President, in recognition of the significant time and effort devoted to and resulting in the successful closing of the Company’s acquisition of the Performance + Lifestyle Group of Collective Brands, Inc.

The shares of restricted stock were granted in accordance with the terms and conditions of a form of restricted stock award agreement under the Company’s Stock Incentive Plan of 2010. Restrictions on all of the shares of restricted stock will lapse on January 1, 2014. Generally, upon termination of employment due to death, disability or retirement, restrictions remaining on the restricted stock will lapse with respect to some or all of the shares in accordance with a formula reflecting the amount of time that has elapsed since the date of grant. Upon termination of employment for any other reason, any shares still subject to restrictions will be forfeited. The foregoing description is qualified by reference to the form of restricted stock award agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2012, the Board adopted Amended and Restated By-Laws (the “By-Laws”). The By-Laws became effective immediately upon their adoption by the Board. A description of the changes to the former By-Laws is provided below.

•

Stockholder Meeting Organization: The By-Laws were amended to provide more detail about the scope of the authority of the chair of the meeting with respect to the conduct of the meeting. (Article II, Section 10)

•	Special Meetings of the Board: The By-Laws were amended to provide that the Chairman of the Board (the “Chairman”) may call special meetings of the Board. (Article III, Section 6)

•

Powers of the Executive Committee: The By-Laws were amended to clarify the limitations on the powers of the Executive Committee, which are consistent with the limitations set forth in the Delaware General Corporation Law (the “DGCL”). (Article III, Section 10)

•

Alternate Committee Members: The By-Laws were amended to provide that the Board, or the Board committee members present at a committee meeting acting by unanimous vote, may appoint a director to serve as an alternate committee member in the event of a regular committee member’s absence or disqualification, which is consistent with the procedures set forth in the DGCL. (Article III, Section 12)

•	Director Compensation: The By-Laws were amended to remove references to specific forms of director compensation. (Article III, Section 13)

•	Position of Chairman: The By-Laws were amended to clarify that the Chairman shall not be considered an officer or executive officer of the Company. (Article V, Section 3)

•

Checks: The By-Laws were amended to provide that a designee of the Board (in addition to the Board itself) may designate individuals to sign checks or demands for money and notes of the Company. (Article VIII, Section 3)

The amendments to the By-Laws also include immaterial language changes and clarifying or conforming changes. The preceding description is qualified in its entirety by reference to the Amended and Restated By-Laws, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amended and Restated By-Laws.

10.1	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2012	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ R. Paul Guerre
R. Paul Guerre
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

3.1	Amended and Restated By-Laws.

10.1	Form of Restricted Stock Agreement.

4